EXHIBIT 13.1

Section 906 Certification by Principal Executive Officer

In connection with the Amendment No. 3 to Annual Report of Pacific Therapeutics Ltd.  (the “Company”) on Form 20-F for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas H. Unwin, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to the best of my knowledge:

(1)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:    October 10,  2013

By:	/s/ Douglas H. Unwin
Name: Douglas H. Unwin
Title: Chief Executive Officer